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                                  EXHIBIT C


               INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

                                                         CUSIP NO. 87969C 30 7

     NUMBER                                                        SHARES
 --------------                                                --------------

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THIS CERTIFICATE REPRESENTS
SHARES OF THE CORPORATION
ADJUSTED TO A 3.5 FOR 1 FORWARD
SPLIT EFFECTIVE 11/29/00


                       TELNET WORLD COMMUNICATIONS, INC.

       50,000,000 AUTHORIZED SHARES   $0.001 PAR VALUE   NON-ASSESSABLE


This Certifies that               SPECIMEN

is the record holder of



Shares of              TelNet World Communications, Inc.          Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            TELNET WORLD
                        COMMUNICATIONS, INC.
                           CORPORATE SEAL
                                UTAH            COUNTERSIGNED AND REGISTERED
                                                  FIDELITY TRANSFER COMPANY
                                                  (SALT LAKE CITY, UTAH)
                                                BY
                                                  TRANSFER AGENT AND REGISTRAR
                                                  -AUTHORIZED SIGNATURE

             /S/                                              /S/
          SECRETARY                                        PRESIDENT